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                                                                       Exhibit E


                          FORM OF AFFILIATE AGREEMENT


                               _________, 2001


Barrick Gold Corporation
Royal Bank Plaza, South Tower
200 Bay Street, Suite 2700
P.O. Box 119
Toronto, Ontario M5J 2J3
Canada

Homestake Mining Company
1600 Riviera Avenue, Suite 200
Walnut Creek, CA 94596

Ladies and Gentlemen:

         The undersigned, a holder of shares of common stock, par value $1.00 per share ("COMPANY COMMON STOCK"), of Homestake Mining Company, a Delaware corporation (the "COMPANY"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 24, 2001 (the "MERGER Agreement"), among Barrick Gold Corporation, a corporation organized under the laws of the Province of Ontario ("PARENT"), Homestake Merger Co., a Delaware corporation and a direct, wholly owned subsidiary of Parent (formerly known as "Havana Acquisition Inc.")("SUB"), and the Company, Sub will be merged with and into the Company (the "MERGER"), and in connection with the Merger, the undersigned is entitled to receive common shares in the capital of Parent ("Parent Common Stock").

         In consideration of the Merger and the mutual covenants contained herein, the undersigned, Parent and the Company hereby agree as follows:

         If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under



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the Securities Act or an exemption from such registration is available
(including Regulation S under the Securities Act). The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. Other than pursuant to Section 3.04 of the Stockholders Agreement (as defined in the Merger Agreement), the undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

         The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         The undersigned hereby further represents to and covenants with Parent and the Company that the undersigned will not, within the 30 days prior to the Closing Date, effect a Transfer (as defined below) of any shares of Company Common Stock held by the undersigned and that the undersigned will not Transfer any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent (the "REPORT"), in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K or 6-K, or any other public filing or announcement which includes such combined results of operations (the "POOLING RESTRICTED PERIOD"). Parent will publish the Report within 30 days following the end of the first calendar month during which the 30th day of post-Merger combined operations of the Company and Parent occurs.

         Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undersigned will be permitted, during the Pooling Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to, or enter into any similar transaction (through derivatives or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Company Common Stock or Parent Common Stock received by the undersigned in connection with the Merger (a "TRANSFER") in an amount equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by the undersigned and (B) the undersigned's pro rata portion of 1% of the total number


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of outstanding shares of Company Common Stock, or equivalent post-merger Parent
Common Stock, owned by the undersigned and all other affiliates of the Company (in each of clause (A) and (B) above as measured as of the date of the beginning of the Pooling Restricted Period and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, HOWEVER, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

         In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145(d)(1), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter. Parent agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), so that there is available adequate current public information with respect to Parent within the meaning of Rule 144(c) promulgated by the SEC as the same is presently in effect and so that in the event the undersigned desires to transfer any shares of Parent Common Stock issued to the undersigned pursuant to the Merger, Rule 145(d) will be available to the undersigned. Until the second anniversary of the Effective Date of the Merger, Parent agrees that, at the time of any proposed transfer by the undersigned of shares of Parent Common Stock received by the undersigned in the Merger, Parent will on request provide the undersigned with a written statement to the effect that Parent has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the then preceding 12 months and has been subject to such filing requirements for the then past 90 days, PROVIDED that Parent need not provide any such written statement if the most recent quarterly or annual report filed by Parent with the SEC contains a statement on its cover to the foregoing effect.

         This Agreement shall simultaneously be terminated and of no further force and effect whatsoever (a) in the event of the termination of the Merger Agreement pursuant to the terms of Article VII thereof or (b) in the case of Mr. August von Finck, Mr. August-Francois von Finck, Mr. Luitpold-Ferdinand von Finck and Ms. Maria-Theresia von Finck, in the event of the termination of the Stockholders Agreement pursuant to Section 4.01(c) thereof with respect to such individuals.

         If the undersigned is an employee of the Company on the date of the Merger Agreement, Parent agrees that it shall not terminate the employment of the undersigned until the Pooling Restricted Period has expired.

         The undersigned acknowledges and agrees with the Company and Parent that if the undersigned were to take any of the actions prohibited by this letter during the Pooling Restricted Period, such actions could result in the Merger ceasing to be eligible for pooling of interests accounting treatment under GAAP.


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         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                     Very truly yours,


                                     ------------------------------
                                     Name:


                                     By:
                                         --------------------------
                                         Attorney-in-fact


                                     By:
                                         --------------------------
                                         Attorney-in-fact


Accepted and Agreed:


BARRICK GOLD CORPORATION

  By
      ---------------------------
         Name:
         Title:


HOMESTAKE MINING COMPANY

  By
      ---------------------------
         Name:
         Title:



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                                     Annex I


[Name]                                                           [Date]


         On , the undersigned sold the securities of Barrick Gold Corporation ("Parent") described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of Homestake Merger Co., a Delaware corporation, with and into Homestake Mining Company, a Delaware corporation.

         Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                                     Very truly yours,





[Space to be provided for description of the Securities]